EXHIBIT 10.10

     Form 8-K dated November 17, 1997, and attached Reorganization Agreement



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-KSB

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                November 14, 1997
                                (Date of Report)

                            Famous Sam's Group, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

        0-24736                                          88-0361701
(Commission File Number)                    (IRS Employer Identification Number)

                1999 Broadway, Ste. 3235, Denver, Colorado 80202
           (Address of principal executive offices including zip code)

                                 (303) 292-2992
               (Registrant's telephone number including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


Item 1.  Change in Control of Registrant.

Acquisition of  BioProgress  Technology,  Inc., as a Wholly-Owned  Subsidiary of
Registrant:

On October 30, 1997, Famous Sam's Group, Inc., a Nevada corporation (the "Company"), entered into a letter of intent with BioProgress Technology, Inc., a Colorado corporation ("BioProgress Technology"), which was followed on November 17, 1997, by a formal agreement (the "Reorganization Agreement"). Pursuant to the Reorganization Agreement, the Company agreed to acquire all of the outstanding capital stock of BioProgress Technology in exchange for 4,000,000 post-split shares of Common Stock. Immediately prior to closing the Company had reverse split its outstanding capitalization on a one for five (1:5) basis.

Business of BioProgress Technology:

BioProgress Technology has entered into an "Exclusive Distributor Agreement" with BioProgress Technology, Limited, an entity incorporated in the United Kingdom (the "Distributor"). The Distributor is engaged in the development, manufacture, sale and distribution of materials and processes used to replace


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gelatin in the manufacture of soft capsules,  as discussed in more detail below.
BioProgress Technology, under this agreement, has been granted the right to serve as the "Exclusive Distributor" of the foregoing products in the United States and Canada, and has agreed to purchase 34,500,000 products over a twelve month period beginning in January of next year at a price per thousand of $66.00. The volume purchased will increase by 20% per annum after the first year of the agreement through the fifth year, by 15% per annum in years six through ten, 10% per annum in years eleven through 15, and 5% per annum in years 16 through 20. If this purchase schedule is not met, BioProgress Technology will lose the exclusive right to distribute these products, but may not lose its
distribution  rights  altogether,   i.e.,  it  may  remain  as  a  non-exclusive
distributor; however, the Distributor will then have the right to find another exclusive distributor in the United States and Canada for the products. The Distributor remains the sole owner of the technical know-how and intellectual property rights associated with the products.

The Gelatin Capsule Industry and the Opportunity:

BioProgress Technology, as a result of the Exclusive Distributor Agreement, aims to take commercial advantage of certain external factors adversely affecting the gelatin industry, particularly soft gelatin encapsulation, by providing the industry with a cost effective commercial substitute and flexible manufacturing process for the gelatin capsule. Gelatin capsules are currently used to encapsulate a wide range of consumer products, including cosmetics and dietary supplements. This represents an extremely large and lucrative market which is urgently seeking a replacement for gelatin, product under attack on various fronts.

Gelatin is a protein derived from animal renderings, which is used to encapsulate dietary supplements, oils, cosmetic preparations and, in some cases, drug delivery systems. The global annual consumption of gelatin by weight exceeds 210,000 tonnes, of which 21,000 tonnes are used to produce around 50 billion soft capsule products annually. Expansion of the encapsulation market into those groups with religious and ethical concerns about the use of animal derived materials would open up such markets as the Muslim population which now stands globally at approximately 935 million, and vegetarians, of which there are an estimated 29 million in the USA alone. Currently, these groups are supplied either with hard cellulose capsules or, in the case of Muslims, with gelatin derived solely from bones. In addition, the fear of contraction of Bovine Spongiform Encephalopathy ("Mad Cow Disease") from the ingestion of gelatin based capsules has opened up further opportunities.

Management of the Distributor and BioProgress Technology have identified weaknesses in the processing requirements and in-use performance of gelatin, and the Distributor has filed a patent application in respect of a new process using a replacement material ("X-GelTM"). In addition, trials of this new process have been concluded and have proved the principle and commercial viability of the technology.

BioProgress Technology has landed the contractual right to exploit the formulation and engineering necessary to perfect an encapsulation system which does not require the unique properties of gelatin. Trial manufacturing processes have concluded, and management believes that the product is now ready for commercial use, which, under the means proposed, does not require governmental approval.

New Management:

The Board of Directors, as a result of the BioProgress Technology acquisition, now consists of one member, Mr. Barry J. Muncaster, who, it is anticipated, will appoint additional directors in the near future. Mr. Muncaster is also presently the sole executive officer of the Company. The following table sets forth all those persons who are now officers of BioProgress Technology.

         NAME                                 POSITION WITH COMPANY(1)

Barry J. Muncaster                            Chairman

Malcolm D. Brown                              Chief Executive Officer

James T.C. Longley                            Chief Financial Officer

Edward Z. Nowak                               Director of Research & Development

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--------------------------------------------------------------------------------

(1) None of the above individuals has any arrangement or understanding whereby they are or will be selected as a director or nominee of the Company or of BioProgress Technology. All directors and executive officers will hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. All officers are elected by the Board of Directors at its annual meeting immediately following the shareholders' annual meeting and hold office until their death or until they earlier resign or are removed from office. There are no written or other contracts providing for the election of directors or term of employment of executive officers, all of whom serve on an "at will" basis.
--------------------------------------------------------------------------------


Profiles of  Directors  and  Executive  Officers of the Company and  BioProgress
Technology:

Barry J. Muncaster, Chairman. Mr. Muncaster is Chairman of the Board of Directors and the sole executive officer of the Company. He is also Chairman of BioProgress Technology.

Mr. Muncaster trained as a telecommunications engineer with British Telecom, and obtained a diploma in Telecommunications Engineering from the Cambridge College of Arts and Technology. Since 1970, Mr. Muncaster has been involved at executive and senior executive level with companies engaged in the development and commercialization of high technology products, which include: laser based systems employed in high energy physics experiments, electronic taxi meters, personal computer systems and home banking systems. He was a cofounder, and served as Chief Executive Officer of Oric Products International, Limited which, within three years of start-up, manufactured and sold in excess of 300,000 personal computers, achieving sales revenues in excess of $45,000,000 prior to its sale in 1983 to an investment company quoted on the London Stock Exchange.

Since 1987, Mr. Muncaster has been a partner in the Jade Partnership, a firm of management consultants, which specializes in assisting developmental companies engaged in high technology activities. The Jade Partnership was the sole shareholder of BioProgress Technology and now owns approximately 80% of the outstanding common stock of the Company.

Malcolm D. Brown, Chief Executive Officer. Mr. Brown is responsible for the direction and implementation of the research and development programme of BioProgress Technology, the production engineering of its products, and for the environmental, safety and performance compliance of all raw materials used by BioProgress Technology.

Mr. Brown holds a Bachelor of Science Degree (Honors) in Applied Biology, and a Master of Science Degree in Microbiology.

Prior to cofounding his affiliation with BioProgress Technology, Mr. Brown held senior research positions with Gestetner Corporation and with Ferrisgate Limited, where he worked on the formulation of specialist inks and coatings used in industrial processes.

James T.C. Longley, Chief Financial Officer. Mr. Longley received an accounting degree with honors from Leeds University, and was admitted to the Institute of Chartered Accountants in England in July, 1983, at which time he joined Arthur Andersen & Co., a "Big 6" accounting firm, where he worked for two years, attaining the position of Senior Accountant, Auditing Division. He then served for three years as a manager in the Merchant Banking Division of Creditanstahl-Bankverein before leaving to join Touche Ross and Co., another Big 6 accounting firm, as a senior manager in its corporate financial division. In 1991, Mr. Longley founded Chapman Longley Chartered Accountants and Registered Auditors in the United Kingdom, where, in addition to providing services to a range of clients, he participated as part of a management team which
successfully   completed  a  Li.10.5  million   management   buy-in  within  the
manufacturing industry, and also served as the finance director of The Fleet Management Group Limited which had annual revenues of Li.18 million during this time.

Edward Z. Nowak, Director of Research & Development. Mr. Nowak has spent his career in the agrochemical and specialty chemical industries. After serving as a trainee chemist with Fisons, he joined Ciba Geigy, where he progressed to Senior Chemist and finally to Head of the Formulation Group, pioneering new formulations and processes for products designed for use in crop protection and animal health. In 1989, Mr. Nowak joined Jeyes Group plc as Research and Development Manager. As well as being involved in numerous brand improvements,


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


Mr. Nowak was responsible for improving the environmental profile of a number of consumer products. In his last position as European Technical Manager for Bush Boake Allen Limited, he helped "blue chip" organizations develop new products to complement their existing branded range.

Consultants to BioProgress Technology:

Dawn M. Franklin. Ms. Franklin served for 21 years as Marketing Property Manager for Mars, Inc., where she was responsible for the management, registration and prosecution of intellectual property and trademarks. She has a very high standing in the international trademark community and holds the following positions: (i) Member of Board of Directors of International Trademark Association; (ii) Chairman of Membership Committee of International Trademark Association; (iii) Vice-Chairman of Public Relations Committee of International Trademark Association; (iv) Vice-Chairman of British Brands Group; (v) Member of Trademark Committee of AIM (European Association of Branded Goods Manufacturers); (vi) Delegate representing AIM at World Intellectual Property Organization ("WIPO"); (vii) Member of Committee of Experts on Subject of Famous Marks at WIPO; (viii) Consultant to WIPO and Member of Committee of Experts at WIPO on Subject of International Trademark Licensing; and (ix) Member of MARQUES (Association of European Trademark Proprietors).

Present Capital Structure:

The Company's equity capitalization consists of two classes of stock, common and preferred. There are 10,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share, which are authorized to be issued. All outstanding shares of Common Stock are fully paid for and nonassessable. A holder of Common Stock is entitled to one vote per share on all matters submitted for action by the stockholders. A quorum for the transaction of business at any meeting of the holders of Common Stock is one-third of the shares outstanding. All shares of Common Stock are equal to each other with respect to the election of directors; therefore, the holders of more than 50% of the outstanding Common Stock present at a meeting at which a quorum is present and at which directors are being elected can, if they choose to do so, elect all of the directors. Thus, the holders of as little as 16.51% of the outstanding Common Stock could elect directors. The terms of the directors are not staggered. Directors are elected annually to serve until the next annual meeting of stockholders and until their successor is elected and qualified. There are no preemptive rights to purchase any additional shares of Common Stock or other securities of the Company, nor is cumulative voting applicable to the election of the Board of Directors. The shares of Common Stock have those dividend rights prescribed by the laws of the State of Nevada, are not convertible into any other security, do not have sinking fund provisions applicable to them and are not subject to redemption or to any restrictions on transfer.

As of November 17, 1997, the transfer ledgers maintained by the Company's stock transfer agent, including individual participants in security position listings, indicated that there were approximately 5,000,000 shares of Common Stock issued and outstanding. These were held more than 2,400 shareholders on that date.

The Articles of Incorporation vest the Board of Directors with the authority to divide the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any preferred series established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation with respect to, among other things, (a) the number of shares to constitute a series and the distinctive designation thereof, (b) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividends begin accruing,
(c) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption, (d) the liquidation preferences payable in the event of involuntary or voluntary liquidation, (e) sinking fund or other provisions, if any, for the redemption or purchase of shares, (f) the terms and conditions upon which shares may be converted, if convertible, and (g) voting rights, if any. The Company, as of November 17, 1997, had no Preferred Stock outstanding.

There are no issued or outstanding options, warrants or calls entitling any person to purchase any shares of Common Stock or other securities of the Company.

Fidelity Transfer Company, 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115 has been engaged by the Company to serve as the transfer agent for the Common Stock.


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No  dividends  have been  declared  on the  Common  Stock by the  Company  since inception, and no dividends are planned in the foreseeable future; however, there are no restrictions at present on the declaration or payment of dividends.

Properties:

The Company, as of the date of this report, owned no real or personal property, tangible or intangible, other than its ownership of all of the issued and outstanding common shares of BioProgress Technology. Conversely, the Company had no liabilities which had not either been paid in their entirety or fully provided for.

BioProgress , as of the date of this report, was being allowed the use of office space from its form principal shareholder at St. John's Innovation Centre, Cowley Road, Cambridge, England. Management is presently investigating a location for the operations of the entity in the United States.

Item 2.  Acquisition or Disposition of Assets:  See Item 1, above.

Item 3.  Bankruptcy or Receivership:  Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant:  Not Applicable.

Item 5.  Other Events.

In conjunction with the execution and delivery of the Reorganization Agreement, BioProgress Technology entered into an agreement with the shareholders of the Distributor which gives BioProgress Technology the option of acquiring all or any part, on a pro rata basis, of the issued and outstanding proprietary interest of the Distributor on or before June 30, 1998. The Company, if an election is made, would be required to issue one and 1/2 shares of Common Stock for each share outstanding of BioProgress Technology. BioTechnology has 10,100,000 shares outstanding; thus, if the option were exercised in full, the Company would issue 15,150,000 shares of Common Stock. On exercise of this election, BioProgress may have no more than 10,100,000 shares outstanding, and the Company may have no more than 5,000,000 shares of Common Stock issued and outstanding and must have completed or be in a position to complete the sale of such number of shares of Common Stock at a price of no less than $5.00 per share so as to generate no less than $4,000,000 net of all costs.

Item 6.  Resignation of Registrant's Directors:  Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits: Not Applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS SAM'S GROUP, INC.
(Registrant)

By: /s/ Barry J. Muncaster
-------------------------------------------
Barry J. Muncaster, Chief Executive Officer

Date: December 10, 1997








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                                    EXHIBITS

Exhibit 1. - Plan and Agreement of Reorganization


                      PLAN AND AGREEMENT OF REORGANIZATION
                                      under
                   SECTION 368(b) of the Internal Revenue Code

THIS AGREEMENT has been made and entered into this 14th day of November, 1997 (the "Closing Date"), and is by and between, on the first part, Famous Sam's Group, Inc., a publicly-held and traded Nevada corporation ("FSGI"), and, on the second part, BioProgress Technology, Inc., a privately-held Colorado corporation ("BPTI"), and the sole shareholder of BPTI, The Jade Partnership International, Inc., a Delaware corporation ("JPII"). The following premises are an integral part of this agreement.

1. JPII currently owns all of the outstanding proprietary interest of BPTI (the "BioProgress Shares").

2. JPII desires to transfer and convey the BioProgress Shares to FSGI in exchange for 4,000,000 post-November 3, 1997, reverse split common shares of FSGI, which FSGI Shares shall aggregate no less than 80% of the outstanding share capitalization of FSGI after the transfer and conveyance of the BioProgress Shares to FSGI (the "FSGI Shares").

3. FSGI desires to acquire the BioProgress Shares in exchange solely for the FSGI Shares.

4. JPII, BPTI and FSGI desire to effect the foregoing conveyances and transfers of the BioProgress and FSGI Shares on a tax-free basis pursuant to the provisions of Section 368(b) of the Internal Revenue Code, as the same is presently effective ("IRC").

THE PARTIES, THEREFORE, hereby adopt this plan and reorganization agreement ("Agreement") under the aforesaid provisions of the IRC and further agree as follows:

                                    ARTICLE I
    TRANSFER AND CONVEYANCE OF THE BIOPROGRESS AND FSGI SHARES; RESIGNATIONS

1.1.  Transfer  and  Conveyance.  Subject  to  all  of  the  terms,  conditions, representations, warranties and covenants set forth herein, JPII hereby transfers and conveys (without reservation and free and clear from all encumbrances) to FSGI the BPTI Shares and FSGI hereby transfers and conveys (without reservation and free and clear from all encumbrances) to JPII the FSGI Shares.

1.2. Resignation of FSGI Directors and Officers. The current members of the board of directors of FSGI have appointed Mr. Barry J. Muncaster to the board and, subsequently, have resigned all positions which they had with FSGI, releasing FSGI from any further compensation for their services.

                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1. Representations and Warranties of FSGI. FSGI represents and warrants to JPII and BPTI, jointly and severally, as of the Closing Date as follows:

(a) All necessary action has been taken to make this Agreement a legal, valid and binding obligation of FSGI enforceable in accordance with its terms and conditions.

(b) The execution and delivery of this Agreement and the performance by FSGI of its obligations hereunder will not result in any material breach or violation of or material default under any material agreement, indenture, lease, license, mortgage, instrument, or understanding, nor result in any violation of any law,


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rule, regulation,  statute, order or decree of any kind, to which FSGI or any of its affiliates is a party or by which they or any of their property is or may be or become subject, nor in the violation of the articles or bylaws governing the conduct of FSGI.

(c) FSGI has delivered to BPTI and JPII its annual report on Form 10-KSB (and the amendment thereto on Form 10- KSB/A) for the year ended December 31, 1996, and its quarterly reports on Form 10-QSB for the fiscal quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, all of which were true and correct as of the date of filing and remain true and correct in all material respects as of the date hereof, with the exception that all liabilities of FSGI have been satisfied through the issuance of approximately 920,000 post-November 3, 1997, reverse split FSGI common shares prior to the delivery of the FSGI Shares. Also, FSGI has provided to BPTI and JPII full access to any and all information it desired concerning the business and operations of FSGI, and FSGI has made available to BPTI and JPII such personnel as has been requested to answer any and all questions which BPTI and JPII may have had concerning its investment in FSGI. Further, FSGI is current in all of its required reports under the Securities Exchange Act of 1934, as amended.

(d) The FSGI Shares have each been validly issued and are fully paid for and nonassessable.

(e) The FSGI Shares are not and shall not be or become subject to any lien, encumbrance, security interest or financing statement whatsoever. Further, the FSGI Shares are not the subject of any other agreement in regards thereof.

(f) The FSGI Shares represent 80% of the outstanding proprietary interest of FSGI, and there are no outstanding commitments (direct or indirect) which would cause the issuance or transfer out of treasury of any additional proprietary interest of FSGI, whether common stock, preferred stock or debt.

2.2 Representations and Warranties of BPTI and JPII. BPTI and JPII each hereby represents and warrants, jointly and severally, to FSGI as of the Closing Date as follows:

(a) All necessary action has been taken to make this Agreement a legal, valid and binding obligations of BPTI and JPII enforceable in accordance with its terms and conditions.

(b) The execution and delivery of this Agreement and the performance by BPTI and JPII of their respective obligations hereunder will not result in any material breach or violation of or material default under any material agreement, indenture, lease, license, mortgage, instrument, or understanding, nor result in any violation of any law, rule, regulation, statute, order or decree of any kind, to which either BPTI and/or JPII or any of their respective affiliates is a party or by which they or any of them or any of their property is or may be or become subject, nor in the violation of the articles or bylaws governing the conduct of either BPTI or JPII.

(c) The BPTI Shares have each been validly issued and are fully paid for and nonassessable.

(d) The BPTI Shares are not and shall not be or become subject to any lien, encumbrance, security interest or financing statement whatsoever. Further, the BPTI Shares are not the subject of any other agreement in regards thereof.

(e) The BPTI Shares represent 100% of the outstanding proprietary interest of BPTI, and there are no outstanding commitments (direct or indirect) which would cause the issuance or transfer out of treasury of any additional proprietary interest of BPTI, whether common stock, preferred stock or debt.

(f) The sole asset of BPTI is the Exclusive Distribution Agreement dated even date herewith by and between BioProgress Technology, Limited, an English entity, and BPTI. BPTI has no other assets or liabilities of any kind.

(g) JPII and BPTI have provided to FSGI full access to any and all information it desired concerning the business and operations of JPII and/or BPTI, and JPII and BPTI have made available to FSGI such personnel as has been requested to answer any and all questions which FSGI may have had concerning its investment in BPTI.

2.3  Understandings of FSGI.  FSGI acknowledges, understands and agrees that:


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(a) JPII and BTPI make no warranties  (expressed or implied) regarding the value or potential value of the Exclusive Distribution Agreement between BPTI and BioProgress Technology Limited.

(b) In order to fully maximize the benefit, if any of the Exclusive distribution Agreement, additional and substantial funds may be required, all of which are the responsibility of FSGI.

2.4  Understandings of JPII.  JPII acknowledges, understands and agrees that:

(a) The certificate representing the FSGI Shares will bear a legend restricting its transfer under Rule 144 of the Securities Act of 1933, as amended, and will be issued solely in the name of JPII.

(b) The FSGI Shares have not been registered under the Securities Act of 1933, as amended, or any applicable state law (collectively, the "Securities Act"); further, the FSGI Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act; further, FSGI has no obligation, and does not intend, to cause the FSGI Shares to be registered under the Securities Act, or to comply with any exemption under the Securities Act that would permit a sale or sales of all or any portion of the FSGI Shares; further, the legal consequences of the foregoing mean that JPII must bear the economic risk of the investment in the FSGI Shares for an indefinite period of time; and, further, if JPII desires to sell or transfer all or any part of the FSGI Shares within the restricted period, FSGI may require JPII's counsel to provide a legal opinion that the transfer may be made without registration under the Securities Act.

(c) No federal or state agency has made any findings or determination as to the fairness of an investment in FSGI, or any recommendation or endorsement of this investment.

(d) There is presently only an extremely limited market for the FSGI Shares and no market may exist in the future for any sale or sales of all or any portion thereof.

(e) Its commitment to investments that are not readily marketable is not disproportionate to its net worth, and its investment in the FSGI Shares will not cause such overall commitment to become excessive.

(f) It has the financial ability to bear the economic risks of its investment, has adequate means of providing for its current needs, and has no need for liquidity in this investment.

(g) It has evaluated the high risks of investing in the FSGI Shares and has such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that it is capable of evaluating the merits and risks of an investment in the FSGI Shares.

(h) It has been given the opportunity to ask questions of and receive answers from FSGI concerning the terms and conditions of this investment, and to obtain additional information necessary to verify the accuracy of the information it desired in order to evaluate its investment, and in evaluating the suitability of an investment in the FSGI Shares has not relied upon any representations or other information (whether oral or written) other than that furnished to it by FSGI or the representatives of FSGI.

(i) It has had the opportunity to discuss with its professional, legal, tax and financial advisers the suitability of an investment in the FSGI Shares for its particular tax and financial situation and all information that it has provided to FSGI concerning itself and its financial position is correct and complete as of the date set forth below.

(j) In making the decision to purchase the FSGI Shares it has relied solely upon independent investigations made by it or on its behalf.

(k) It is acquiring the FSGI Shares solely for its own account, for investment purposes only, and is not purchasing with a view to, or for, the resale, distribution, subdivision or fractionalization thereof, other than the possible distribution of said shares to the shareholders of JPII.


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



                                   ARTICLE III
                                  MISCELLANEOUS

3.1. Entire Agreement; Modification. This Agreement sets forth and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises, warranties, covenants and representations made by any party to the other concerning the subject matter hereof and the terms applicable hereto. This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing signed by duly authorized representations of the parties hereto.

3.2. Severability. The invalidity or unenforceabilty of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions are omitted.

3.3. Governing Law. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Nevada.

3.4. Waivers. The failure of any party hereto to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to otherwise exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition or the future exercise of such right, but the obligations of the party with respect to such future performance shall continue in full force and effect.

3.5. Headings. The headings in the articles, section and paragraphs used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

3.6. Notice. All notices, demands, or requests hereunder shall be in writing and served either personally, by certified mail, return receipt requested, by Federal Express or other reputable overnight courier, or by facsimile, as follows:

If to FSGI:

Famous Sam's Group, Inc.
c/o Mr. Mark S. Pierce
1999 Broadway, Ste. 3235
Denver, CO  80202
(303) 292-2882: FAX

If to JPII or BPTI:

9055 Huntcliff Trace
Atlanta, GA  30350
(770) 594-8613: FAX

3.7. Successor and Assigns. This Agreement, and each and every provision thereof, shall be binding upon and shall inure to the benefit of the parties, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any party, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other legal method, who shall hold such interest subject to all the terms and conditions of this Agreement.

3.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

3.9. Attorneys' Fees. In the event of any dispute with respect to this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and other costs and expenses incurred in resolving such dispute.

3.10. Expenses. Each party shall pay the expenses incurred by them under or in connection with this Agreement, including counsel fees and expenses of their respective representatives.

3.11. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of FSGI, BPTI and JPII contained in this Agreement shall survive the execution hereof, and shall be unaffected by any investigation made by any party at any time.

3.12. Further Assurances. At any time and from time to time after the date of this Agreement, each party shall execute such additional instruments and take such other and further action as may be reasonably requested by any other party or otherwise to carry out the intent and purpose of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered the date first above written.


FAMOUS SAM'S GROUP, INC., a Nevada corporation ("FSGI")

By: /s/ Mark S. Pierce
-------------------------------------
        Mark S. Pierce, President

BIOPROGRESS TECHNOLOGY, INC., a Colorado corporation ("BPTI")

By: /s/ Barry J. Muncaster
-------------------------------------
        Barry J. Muncaster, President


THE JADE PARTNERSHIP INTERNATIONAL, INC., a Delaware corporation ("JPII")

By: /s/ Barry J. Muncaster
-------------------------------------
        Barry J. Muncaster, President


                                       31